                                                                      EXHIBIT 99

[H.B. Fuller  H.B. Fuller Company                    Contact: Scott Dvorak
   Logo]      Corporate Headquarters                          Investor Relations
                                                              651-236-5150
              P.O. 64683
              St. Paul, Minnesota 55164-0683

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NEWS                     For Immediate Release                    March 26, 2002
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Note: H.B. Fuller will host a conference call March 27, 2002 at 9:30 a.m.
central time (10:30 a.m. eastern time). The call can be heard live over the Internet at H.B. Fuller's Web site at http://www.hbfuller.com under the section shareholder information or at www.streetevents.com.

                    H.B. Fuller Reports First Quarter Results

ST. PAUL, Minn. - H.B. Fuller Company (NASDAQ: FULL) today reported sales and earnings for the first quarter of 2002, ended March 2, 2002.

First quarter net income, excluding special charges related to the restructuring initiative, totaled $5.6 million or $0.20 per share (diluted). Last year's first quarter net income, excluding the cumulative effect of an accounting change, was also $5.6 million or $0.20 per share (diluted).

First quarter results as reported were $0.7 million or $0.02 per share (diluted). These results included $4.9 million, or $0.18 per diluted share, of charges for asset impairments, severance and other costs relating to the restructuring initiative announced earlier in the quarter. Last year's first quarter net income including the cumulative effect of an accounting change was $5.0 million, or $0.18 per share (diluted).

---------------------------------------------------------------------------------------
                                                          Net earnings    EPS (diluted)
                                                         ------------------------------
Excluding special items in 2002 and the       Q1, 2002    $5.6 million       $0.20
cumulative effect of an accounting change     Q1, 2001    $5.6 million       $0.20
in 2001                                        Change         0.8%             --
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                                          Net earnings    EPS (diluted)
                                                         ------------------------------
As reported, including special items in 2002   Q1, 2002   $0.7 million    $0.02
and the cumulative effect of an accounting     Q1, 2001   $5.0 million    $0.18
change in 2001                                  Change       -86.8%       -88.9%
---------------------------------------------------------------------------------------


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

                                                                      EXHIBIT 99

Al Stroucken, chairman, president and chief executive officer said, "We are still operating in an environment of softened demand, but I believe we have the infrastructure and market coverage in place to be able to provide us with some top line growth independent of the current economic situation."

First Quarter Revenues
Net sales for the first quarter of 2002 were $293.2 million, a 4.5 percent decrease from the first quarter of 2001. Reduced volume accounted for a decrease of 2.7 percent, while negative currency effects and pricing accounted for decreases of 1.4 and 0.4 percent respectively.

First Quarter Segment Sales
Starting in 2002, the segment reporting has changed to be aligned with the Company's new internal management structure.

     >> Global Adhesives net sales decreased 4.5 percent compared to last year.
          o    Volume decreased 3.0 percent.
          o    Prices increased 0.3 percent.
          o    Currency had a negative impact of 1.8 percent.
     >>   Full-Valu / Specialty Group net sales decreased 4.4 percent.
          o    Volume decreased 1.9 percent.
          o    Prices decreased 2.0 percent.
          o    Currency had a negative impact of 0.5 percent.

Operating income as compared to the first quarter of 2001 increased in Global Adhesives and decreased in Full-Valu / Specialty.

                                   ----------

H.B. Fuller Company is a worldwide manufacturer and marketer of adhesives, sealants, coatings, paints and other specialty chemical products, with fiscal 2001 sales of $1.274 billion. Common stock is traded on the NASDAQ exchange under the symbol FULL. For more information about the Company, visit their Web site at: http://www.hbfuller.com.


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

                                                                      EXHIBIT 99

Safe Harbor for Forward-Looking Statement
Certain statements in this document are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: political and economic conditions; product demand and industry capacity; competitive products and pricing; manufacturing efficiencies; new product development; product mix; availability and price of raw materials and critical manufacturing equipment; new plant startups; accounts receivable collection; the company's relationships with its major customers and suppliers; changes in tax laws and tariffs; patent rights that could provide significant advantage to a competitor; devaluations and other foreign exchange rate fluctuations (particularly with respect to the euro, the British pound, the Japanese yen, the Australian dollar, the Argentine peso and the Brazilian real); the regulatory and trade environment; and other risks as indicated from time to time in the company's filings with the Securities and Exchange Commission. All forward-looking information represents management's best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the company and the regions where the company does business makes it difficult to determine with certainty the increases or decreases in sales resulting from changes in the volume of products sold, currency impact, changes in product mix and selling prices. However, management's best estimates of these changes as well as changes in other factors have been included. References to volume changes include volume and product mix changes, combined.


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

                                                                      EXHIBIT 99

                              H.B. FULLER COMPANY
                              FINANCIAL INFORMATION
               In thousands, except per share amounts (unaudited)

                                                           13 Weeks               13 Weeks
                                                            Ended                  Ended
                                                        March 2, 2002           March 3, 2001
                                                        --------------        ----------------
Net sales                                                   $ 293,240               $ 306,934
Cost of sales                                                (218,062)               (224,359)
                                                        --------------        ----------------

Gross profit                                                   75,178                  82,575

Selling, administrative and other expenses                    (68,832)                (68,291)
Interest expense                                               (4,716)                 (5,663)
Other income (expense), net                                      (626)                   (521)
                                                        --------------        ----------------

Income before income taxes and minority interests               1,004                   8,100

Income taxes                                                     (442)                 (2,997)

Minority interests in consolidated income                        (279)                    (15)

Income from equity investments                                    383                     462
                                                        --------------        ----------------

Income before cumulative effect of accounting change            $ 666                 $ 5,550
Cumulative effect of accounting change                              -                    (501)
                                                        --------------        ----------------
Net Income                                                      $ 666                 $ 5,049
                                                        ==============        ================

Basic income (loss) per common share:
   Income before accounting change                             $ 0.02                  $ 0.20
   Accounting Change                                                -                   (0.02)
                                                        --------------        ----------------
Net Income                                                     $ 0.02                  $ 0.18
                                                        ==============        ================

Diluted income (loss) per common share:
   Income before accounting change                             $ 0.02                  $ 0.20
   Accounting change                                                -                   (0.02)
                                                        --------------        ----------------
Net Income                                                     $ 0.02                  $ 0.18
                                                        ==============        ================

Weighted-average common shares outstanding
     Basic                                                     28,006                  27,932
     Diluted                                                   28,437                  28,252



Selected Balance Sheet Information (subject to change prior to filing of the Company's Quarterly Report on Form 10-Q)
--------------------------------------------------------------------------------

                                              Unaudited                                   Unaudited
                                            March 2, 2002       December 1, 2001        March 3, 2001
                                      --------------------------------------------------------------------
Inventory                                     $ 143,404           $ 141,210             $  159,180
Trade accounts receivable, net                  205,546             211,590                214,332
Trade accounts payable                          108,132             114,155                119,434
Total assets                                    949,595             966,173              1,008,230
Long-term debt                                  196,793             203,001                253,410

                                                                      EXHIBIT 99

                              H.B. FULLER COMPANY
                              FINANCIAL INFORMATION
               In thousands, except per share amounts (unaudited)

                                                                 13 Weeks Ended - March 2, 2002
                                                     -------------------------------------------------------         13 Weeks
                                                                                                 Excluding             Ended
                                                        As Reported         Restructuring      Restructuring       March 3, 2001
                                                     -------------------------------------------------------      --------------
Net sales                                               $ 293,240             $      -            $ 293,240           $ 306,934
Cost of sales                                            (218,062)              (6,254)            (211,808)           (224,359)
                                                     -------------------------------------------------------      --------------

Gross profit                                               75,178               (6,254)              81,432              82,575

Selling, administrative and other expenses                (68,832)              (1,421)             (67,411)            (68,291)
Interest expense                                           (4,716)                   -               (4,716)             (5,663)
Other income (expense), net                                  (626)                   -                 (626)               (521)
                                                     -------------------------------------------------------      --------------

Income before income taxes and minority interests           1,004               (7,675)               8,679               8,100

Income taxes                                                 (442)               2,596               (3,038)             (2,997)

Minority interests in consolidated income                    (279)                 150                 (429)                (15)

Income from equity investments                                383                    -                  383                 462
                                                     -------------------------------------------------------      --------------

Income before cumulative effect of accounting change    $     666             $ (4,929)           $   5,595             $ 5,550
Cumulative effect of accounting change                          -                    -                    -                (501)
                                                     -------------------------------------------------------      --------------
Net Income                                              $     666             $ (4,929)           $   5,595             $ 5,049
                                                     =======================================================      ==============

Basic income (loss) per common share:
   Income before accounting change                      $    0.02             $  (0.18)           $    0.20              $ 0.20
   Accounting Change                                            -                    -                    -               (0.02)
                                                     -------------------------------------------------------      --------------
Net Income                                              $    0.02             $  (0.18)           $    0.20              $ 0.18
                                                     =======================================================      ==============

Diluted income (loss) per common share:
   Income before accounting change                      $    0.02             $  (0.18)           $    0.20              $ 0.20
   Accounting change                                            -                    -                    -               (0.02)
                                                     -------------------------------------------------------      --------------
Net Income                                              $    0.02             $  (0.18)           $    0.20              $ 0.18
                                                     =======================================================      ==============

Weighted-average common shares outstanding
     Basic                                                 28,006               28,006               28,006              27,932
     Diluted                                               28,437               28,437               28,437              28,252

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